Exhibit T3E-2

NAVIGANT INTERNATIONAL, INC.

CONSENT FORM

Solicitation of Consents

Relating to the $72,000,000 principal amount 4.875% Debentures due 2023

Described in the Consent Solicitation Statement dated June 23, 2005,

as may be amended or supplemented from time to time (the “Statement”)

CUSIP No. 63935RAA6 (restricted)

                         63935RAB4 (unrestricted)

TO: D.F. King & Co., Inc., as Tabulation Agent

By Facsimile Transmission:	By Hand, Mail or Overnight Delivery:

212-809-8838	48 Wall Street
22nd Floor
Confirm Receipt of	New York, NY 10005
Facsimile by Telephone

212-269-5550, ext. 6838

Terms used in this Consent Form have the meanings set forth in the Statement unless otherwise defined herein.

The Solicitation is being made by Navigant International, Inc. only to Holders pursuant to the Statement. Consents will also be accepted from any other person who has obtained a proxy in a form reasonably acceptable to the Company which authorizes such other person (or person claiming title by or through such other person) to vote Debentures on behalf of the Holder.

For purposes of the Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consents as if they were Holders of the Debentures held of record in the name of DTC or the name of its nominee. Accordingly, Consents will be accepted from DTC Participants as Holders. Any Holder whose Debentures are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact the Holder of its Debentures promptly and instruct such Holder to Consent on its behalf.

Holders who wish to Consent to the Reporting Amendment, Make-Whole Amendment and Waiver must deliver their properly completed and executed Consent Form by facsimile transmission, or by overnight courier, hand delivery or mail, to the Tabulation Agent (and not to the Company, the Trustee or the Financial Advisor) at its facsimile number or address set forth above for receipt on or prior to the Expiration Time. However, the Company reserves the right to accept any Consent received by it, the Trustee or the Financial Advisor. The method of delivery of this Consent Form and all other required documents to the Tabulation Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Tabulation Agent.

CONSENT

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Statement and that the terms and conditions of the Statement shall be incorporated in, and form a part of, this Consent Form which shall be read and construed accordingly. The effectiveness of the Reporting Amendment, Make-Whole Amendment and Waiver is subject to the conditions set forth in the Statement.

The undersigned hereby represents and warrants that (i) the undersigned is a Holder of the Debentures indicated in the Signature Annex and has full power and authority to take the action indicated below in respect of such Debentures, (ii) in evaluating the Solicitation, the undersigned has made its own independent appraisal of the Solicitation and is not relying on any statement, representation or warranty, express or implied, made by Trustee, Financial Advisor, Tabulation Agent or Information Agent not contained in the Statement or this Consent Form, and (iii) the undersigned is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with Navigant. The representations of the undersigned shall be deemed to be repeated and reconfirmed on and as of the Expiration Time. The undersigned will, upon request, execute and deliver any additional documents deemed by Navigant to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that (i) the instructions that are in the Statement include instructions as to completing this Consent Form, (ii) the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to validly Consent to the Reporting Amendment, Make-Whole Amendment and Waiver set forth in the Statement, (iii) a Consent Form delivered pursuant to any one of the procedures described under the heading “The Solicitation—How to Consent” in the Statement will constitute a binding agreement between the undersigned and the Company subject to the terms and conditions of the Solicitation, and (iv) the undersigned may revoke a Consent it grants hereby only in accordance with the procedures set forth in the Statement.

The undersigned hereby irrevocably constitutes and appoints the Tabulation Agent its agent and attorney-in-fact (with full knowledge that the Tabulation Agent also acts as the agent of Navigant) with respect to the Consent given hereby with full power of substitution to deliver this Consent to Navigant. The power of attorney granted in this paragraph shall be deemed irrevocable from and after the Effective Time and coupled with an interest. The undersigned acknowledges that it must comply with the other provisions of this Consent, and complete the other information required herein, to validly consent to the Reporting Amendment, the Make-Whole Amendment and Waiver.

The undersigned understands that Consents delivered pursuant to any of the procedures described in the Statement and in the instructions hereto will constitute a binding agreement between the undersigned and Navigant upon the terms and subject to the conditions of this Solicitation.

All authority conferred or agreed to be conferred by this Consent shall survive the death, incapacity, dissolution or liquidation of the undersigned, and every obligation of the undersigned under this Consent shall be binding upon the undersigned’s heirs, personal representatives, successors sand assigns.

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The undersigned acknowledges that by submitting this Consent Form it is giving its Consent to the Reporting Amendment and Make-Whole Amendment and providing the Waiver with respect to the aggregate principal amount of Debentures specified in the Signature Annex; and that this Consent Form relates to the aggregate principal amount of Debentures the undersigned specified by completing the appropriate spaces in the Signature Annex. Each Holder that executes a Consent will also be deemed to have waived all existing defaults and any Events of Default and any and all rights to accelerate the Debentures. The undersigned understands that the Reporting Amendment, the Make-Whole Amendment and Waiver provides for the following:

Reporting Amendment. (a) the extension of the delivery date specified for the 2004 Annual Report required by Section 6.04 of the Indenture to no later than October 31, 2005 (the “10-K Extended Delivery Date”), it being understood and agreed that if Navigant fails to deliver the 2004 Annual Report on or before the 10-K Extended Delivery Date, and a notice of default with respect to such failure is delivered to Navigant by the Trustee or the Holders holding at least 25% in aggregate principal amount of the Debentures pursuant to Section 7.01(g) of the Indenture, and if Navigant shall be unable to cure the default within the applicable sixty-day grace period, such failure shall constitute an Event of Default for all purposes under the Indenture, (b) the extension of the delivery date specified for the First Quarter Report pursuant to Section 6.04 of the Indenture to no later than November 9, 2005 (the “10-Q Extended Delivery Date”), it being understood and agreed that if Navigant fails to deliver the First Quarter Report on or before the 10-Q Extended Delivery Date, and a notice of default with respect to such failure is delivered to Navigant by the Trustee or the Holders holding at least 25% in aggregate principal amount of the Debentures pursuant to Section 7.01(g) of the Indenture, and if Navigant shall be unable to cure the default within the applicable sixty-day grace period, such failure shall constitute an Event of Default for all purposes under the Indenture, (c) the extension of the delivery date specified for the Second Quarter Report to no later than the 10-Q Extended Delivery Date, it being understood and agreed that if Navigant fails to deliver the Second Quarter Report on or before the 10-Q Extended Delivery Date, and a notice of default with respect to such failure is delivered to Navigant by the Trustee or the Holders holding at least 25% in aggregate principal amount of the Debentures pursuant to Section 7.01(g) of the Indenture, and if Navigant shall be unable to cure the default within the applicable sixty-day grace period, such failure shall constitute an Event of Default for all purposes under the Indenture, and (d) the extension of the delivery date specified for the Compliance Certificate pursuant to Section 5.08 of the Indenture to no later than the 10-K Extended Delivery Date, it being understood and agreed that if Navigant fails to deliver the Compliance Certificate by the 10-K Extended Delivery Date, and a notice of default with respect to such failure is delivered to Navigant by the Trustee or the Holders holding at least 25% in aggregate principal amount of the Debentures pursuant to Section 7.01(g) of the Indenture, and if Navigant shall be unable to cure the default within the applicable sixty-day grace period, such failure shall constitute an Event of Default for all purposes under the Indenture.

Waiver. the waiver of any existing default or any Event of Default in respect of the provisions of Sections 5.08, 6.04 and 7.01(g) of the Indenture, in each case consisting of, resulting from or relating in any respect to (i) any failure to file with the Commission and to deliver to the Trustee the 2004 Annual Report and the First Quarter Report except as required above, (ii) failure to deliver to the Trustee the Compliance Certificate required by Section 5.08 of the Indenture except as required above or (iii) any failure to comply with any obligation that became required to be performed or observed under any of such provisions by reason of the occurrence of any such default or Event of Default.

Make-Whole Amendment. adding as a term of the Debenture a provision concerning adjustments for conversion upon the occurrence of specified Changes of Control. The purpose of the Make-Whole Amendment is to provide that if a Holder elects to convert its Debentures in connection with a Change of Control that occurs on or prior to November 1, 2010 and ten percent or more of the consideration for the common stock in the Change of Control consists of consideration other than common stock that is traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, Navigant will increase the conversion rate of the Debentures, subject to certain limitations. In addition, notwithstanding the foregoing, in connection with a Change of Control for which the conversion rate would be increased as described above, in the case of a public acquirer change of control, Navigant may, at its option and in lieu of increasing the conversion rate, adjust the conversion rate and the related conversion obligation such that from and after the effective date of

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such public acquirer change of control, Holders of Debentures will be entitled to convert their Debentures into a number of shares of public acquirer common stock.

The undersigned authorizes the Tabulation Agent to deliver this Consent to Navigant as evidence of the undersigned’s Consent to the Reporting Amendment, the Make-Whole Amendment and Waiver, hereby directs the Trustee to execute and deliver the Supplemental Indenture upon satisfaction of the conditions thereto and acknowledges that this Consent effects the Waiver.

Under letter agreements obtained prior to the commencement of this Solicitation, Holders of 51.1% of the aggregate outstanding principal amount of Debentures have agreed to tender their Consents into this Solicitation.

If Navigant terminates the Solicitation prior to the Expiration Time in accordance with its limited reserved right, Navigant will pay a single fee of $10.00 per $1,000 principal amount of the Debenture to all Holders whose Consents are properly received (and not revoked) before such termination; however, Navigant will pay this Termination Fee to Holders only once, under this Solicitation or under the letter agreement among Navigant and a Holder, as applicable (the “Termination Fee”). In this way, each such Holder will be paid the same fee.

Notwithstanding anything to the contrary set forth in this Statement, Navigant reserves the right, at any time prior to the Expiration Time, to (i) terminate the Solicitation if Navigant files (or submits electronically for filing) the 2004 Annual Report and the First Quarter Report with the Commission and deliver the Compliance Certificate to the Trustee prior to the Expiration Time, (ii) waive in whole or in part any of the conditions to the Solicitation, subject to applicable law; or (iii) amend the terms of the Solicitation, whether or not the Requisite Consents have been received; provided that if Navigant considers an amendment to the Solicitation to be material, or if Navigant waives a material condition of the Solicitation, Navigant will, if required by law, extend the Solicitation for a period of five to ten business days.

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SIGNATURE ANNEX

Navigant International, Inc. – Consent Solicitation Statement, dated June 23, 2005

Only this signature page need be faxed in order to give your consent. A DTC Participant must execute this Consent Form exactly as its name appears on DTC’s position listing as of the Record Date.

1.	The DTC participant signing this Signature Annex is:

Participant Account Number:	_______________________________________________

Company Name:	_______________________________________________

Contact Person:	_______________________________________________

Mailing Address:	_______________________________________________

_______________________________________________

Tax Identification Number:	_______________________________________________

Telephone:	_______________________________________________

E-mail address:	_______________________________________________

2.	The Debentures with respect to which this Signature Annex relates and with respect to which you Consent to the Reporting Amendment, Make-Whole Amendment and Waiver are:

CUSIP(s)	Principal Amount(s)

3.	Provide the Unique Reference Identifier for this Consent as a seven-digit number that starts with your 4-digit participant account number and ends with a sequential number that you choose. For example, if your participant account number is 902, then you might use 0902001 for your first Consent and 0902002 for your second Consent.

☐	☐	☐	☐	☐	☐	☐

If two or more Signature Annexes have the same Unique Reference Identifier, they may all be considered defective.

4.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent Form and the Statement to which this Signature Annex relates.

Signature of Authorized Signator:	__________________________________________________

Name of Authorized Signator:	__________________________________________________

Title: _______________________________ Date: ______________________________

Guarantee of Signature(s)

(if required – See Instructions 5 and 6 below – Certain Signatures Must Be

Guaranteed by an Eligible Institution)

Name of Firm _____________________             Authorized Signature _______________________

Dated _________________, 2005

TERMINATION FEE PAYMENT INSTRUCTIONS

Holders shall only be entitled to the Termination Fee in the circumstance described in the Consent Form and the Statement. Each Holder may elect to receive the Termination Fee by check or wire. The method of delivery of all documents is at the election of the Holder. Holders electing to receive the Termination Fee by wire should provide the information requested below. If no indication of payment preference is provided, Holders will receive the Termination Fee by check. Unless otherwise indicated below, the check will be issued in the name of, and sent to, the Holder.

By Check	By Wire Transfer

MAKE CHECK PAYABLE AND MAIL CHECK TO:

Name: __________________________________________

(Please print)

Address: ________________________________________

________________________________________________

(Please include zip code)

Taxpayer Identification

or Social Security Number ___________________________

(See Substitute Form W-9)

WIRE FUNDS TO:

Name of Bank: __________________________________

(Please print)

Bank ABA#: ____________________________________

Bank Address: ___________________________________

(Please include zip code)

Account #: ______________________________________

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the Termination Fee is to be issued in the name of someone OTHER than the Holder(s) of the Debentures.

Issue check in the Name of:

Name: _______________________________________

(Please Print)

Address: _____________________________________

____________________________________________

(Include Zip Code)

____________________________________________

        (Tax Identification or Social Security Number)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the Termination Fee is to be sent to an address OTHER than the address of the HOLDER or, if the box immediately to the left is filled in, OTHER than the address appearing therein

Deliver check to:

Name: _________________________________________

        (Please Print)

Address: ________________________________________

________________________________________________

________________________________________________

        (Include Zip Code)

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IMPORTANT TAX INFORMATION

Under current Federal income tax law, a U.S. Holder who receives a Termination Fee from Navigant as consideration for such Holder’s Consent may be required by law to provide Navigant with such U.S. Holder’s correct taxpayer identification number (e.g., a social security number or employer identification number) on IRS Form W-9. If Navigant is not provided with the correct taxpayer identification number by such U.S. Holder, that U.S. Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and may be subject to backup withholding.

Exempt Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements. If backup withholding applies, Navigant is required to withhold at a current rate of 28 percent of any Termination Fee made to such U.S. Holder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.

If withholding results in an overpayment of taxes, a credit or refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

Withholding and Back-up Withholding

To prevent backup withholding, a U.S. Holder should notify Navigant of his or her correct taxpayer identification number by completing the form on the following page certifying that the taxpayer identification number provided in IRS Form W-9 is correct (or that such Holder is awaiting a taxpayer identification number) and that (i) the U.S. Holder has not been notified by the IRS that he or she is subject to backup withholding as a result of the failure to report all interest or dividends; or (ii) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding. Non-U.S. Holders are not required to complete the IRS Form W-9. Non-U.S. Holders (including certain intermediaries holding Debentures on behalf of such non-U.S. Holders) should instead use an appropriate IRS Form W-8 to avoid backup withholding. The appropriate IRS Form W-8 and its accompanying instructions may be obtained on the IRS website at http://www.irs.gov.

For further information concerning backup withholding and instructions for completing IRS Form W-9 (including how to obtain a taxpayer identification number if you do not have one), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

U. S. federal withholding tax will be withheld from a Termination Fee paid to a non-U.S. Holder at a 30 percent rate unless such non-U.S. Holder provides (i) an IRS Form W-8ECI, certifying that income from such payment is effectively connected with such foreign Holder’s U.S. trade or business; or (ii) an IRS Form W-8BEN certifying that the foreign Holder is eligible for a reduced rate of taxation under an applicable income tax treaty.

What Number to Report

A U.S. Holder is required to give Navigant such U.S. Holder’s social security number or employer identification number.

PAYER’S NAME: NAVIGANT INTERNATIONAL, INC.

Substitute Form W-9

Department of the Treasury Internal Revenue Service

Payer’s Request for TIN and Certification

Name

____________________________________________________________________________________________________________

Business Name if Different From Above____________________

Check Appropriate Box:

☐ Individual/Sole Proprietor     ☐ Corporation     ☐ Partnership     ☐ Other __________________

Address

____________________________________________________________________________________________________________

Part I	TAXPAYER IDENTIFICATION NUMBER

PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. If Awaiting TIN, Write “Applied For.”

Social Security Number OR

Employer Identification Number

Part II	For Holders Exempt from Backup Withholding

Check the box if you are NOT subject to backup withholding. ☐

Part III	Certification

Under penalties of perjury, I certify that:

(1)	the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Sign Here	Signature of U.S. person Name	Dated , 2005

NOTE: FAILURE TO COMPLETE THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE SOLICITATION. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING NOTE IF YOU WROTE “APPLIED FOR”

INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9.

NOTE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number to the Exchange Agent.

Sign Here	Signature of U.S. person Name	Dated , 2005

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account	Give the NAME and SOCIAL SECURITY number of —	For this type of account	Give the NAME and EMPLOYEE IDENTIFICATION number of —
1. Individual	The Individual	6. Sole proprietorship or single-owner LLC	The Owner (3)

2. Two of or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7. A valid trust, estate or pension trust	The legal entity (4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	8. Corporate of LLC electing corporate status of Form 8832	The corporate

4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not legal or valid trust under state law	The grantor-trustee (1)	9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

		10. Partnerships of multi-member LLC	The partnership

5. Sole proprietorship or single-owner LLC	The owner (3)	11. A broker or registered nominee	The broker or nominee

		12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, district, school or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or on-line at www.ssa.gov/online.ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for Internal Revenue Service Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number, or Form SS-4, Application for Employer Identification Number, to apply for an Employer Identification Number. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government and any political subdivision, agency or instrumentality thereof.

Payees specifically exempted from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the year under the Investment Company Act of 1940.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of Interest generally exempt from backup withholding include:

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6046, 6049, 6050A and 6050N and the regulations thereunder.

Exempt Payees Should Complete a Substitute Form W-9 to Avoid Possible Erroneous Backup Withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from Backup Withholding” box, sign and date the form and return it to the payer.

Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)	Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying Notes or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

INSTRUCTIONS FOR HOLDERS

FORMING PART OF THE TERMS AND CONDITIONS OF THIS CONSENT

1. Expiration Time. The term “Expiration Time” with respect to this Solicitation means 11:59 p.m., New York City time, on July 21, 2005.

2. Delivery of this Consent Form. Subject to the terms and conditions of this Solicitation, a properly completed and duly executed copy of this Consent Form and any other documents required by this Consent Form must be received by the Tabulation Agent at its address or facsimile number set forth on the face of this Consent Form prior to the Expiration Time. The method of delivery of this Consent Form and all other required documents to the Tabulation Agent is at the election and risk of the Holder and, except as otherwise provided below, delivery will be deemed made only when actually received by the Tabulation Agent. In all cases, sufficient time should be allowed to assure timely delivery. Holders of Debentures whose Debentures are registered, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee, custodian or fiduciary should contact such broker, dealer, commercial bank, trust company or other nominee, custodian or fiduciary promptly and instruct such person, as the Holder of the Debentures, to execute and then deliver the Consent on behalf of the Holder on or prior to the Expiration Time to be eligible to receive the Termination Fee. NO CONSENT FORM SHOULD BE SENT TO ANY PERSON OTHER THAN THE TABULATION AGENT. HOWEVER, NAVIGANT RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT, THE TRUSTEE OR THE FINANCIAL ADVISOR.

3. Questions Regarding Validity, Form, Legality, etc. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by Navigant in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership in the case of Debentures not held through DTC. Navigant reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of Navigant or its counsel, be unlawful. Navigant also reserves the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as Navigant determines. None of Navigant, the Financial Advisor, the Information Agent, the Trustee, the Tabulation Agent or any other persons shall be under any duty to give any notification of any such defects or irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this Solicitation by Navigant shall be conclusive and binding.

4. Holders Entitled to Consent. Only those persons who are Holders as of the Record Date may execute and deliver a Consent. DTC has granted an omnibus proxy authorizing DTC Participants to deliver a Consent. Accordingly, for the purposes of this Solicitation, the term “Holder” shall be deemed to include DTC Participants who held Debentures through DTC as of the Record Date. To cause a Consent to be given with respect to Debentures held through DTC, such DTC Participant must complete, sign and date the Consent Form (having the signatures thereon guaranteed if required by the Consent Form or the instructions set forth therein) and mail or otherwise deliver the Consent Form to the Tabulation Agent at its address or facsimile set forth on the back cover page of the Statement and on the face of this Consent Form in accordance with the instructions set forth therein and herein. A Holder of Debentures held through a DTC Participant as of the Record Date must complete and sign a letter of instructions and deliver it to such DTC Participant to cause a Consent to be given with respect to such Debentures. Holders are encouraged to contact their DTC Participants directly regarding their policy with respect to letters of instructions. A Consent by a Holder is a continuing Consent notwithstanding that registered ownership of a Debenture is transferred after the date of this Consent.

5. Signatures on this Consent. If this Consent Form is signed by the Holder(s) of the Debentures with respect to which this Consent is given, the signature(s) must correspond with the name(s) as contained on the books of the register maintained by the Trustee or as set forth in the DTC position listing as of the Record Date, without any alteration or change whatsoever. If Debentures to which a Consent relates are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent Form evidence satisfactory to Navigant of authority to execute the Consent Form. In addition, if a Consent Form relates to less than the total principal amount of Debentures registered in the name of such Holder, the Holder must list the serial numbers (if held in physical form) or the CUSIP numbers (if held through DTC) and principal amount of Debentures registered in the name of such Holder to which the Consent relates. If Debentures are registered in different names, separate Consent Forms must be executed covering each form of registration.

6. Signature Guarantees. Signatures on this Consent Form must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an “Eligible Institution”) unless this Consent Form is being delivered (i) by a record Holder of Debentures as of the Record Date (or by a participant in DTC whose name appears on a security position listing as the owner of such Debentures as of the Record Date) who has not completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” on this Consent Form or (ii) for the account of an Eligible Institution. If the Holder of the Debentures in respect of the Consent delivered hereby is a person other than the signer of this Consent Letter, see Instruction 5.

7. Termination Fee Payment Instructions. If Navigant terminates the Solicitation prior to the Expiration Time in accordance with its limited reserved right, Navigant will pay a single fee of $10.00 per $1,000 principal amount of the Debenture to all Holders whose Consents are properly received (and not revoked) before such termination; however, Navigant will pay this Termination Fee to Holders only once, under this Solicitation or under the letter agreement among Navigant and a Holder, as applicable (the “Termination Fee”). In this way, each such Holder will be paid the same fee. NOTWITHSTANDING ANY SUBSEQUENT TRANSFER OF DEBENTURES, ONLY PERSONS WHO ARE HOLDERS OF DEBENTURES AS OF THE RECORD DATE AND WHO DELIVER A CONSENT BY PRIOR TO ANY SUCH TERMINATION OF THE SOLICITATION MAY RECEIVE A TERMINATION FEE. The method of delivery of all documents, including fully executed Consent Forms, is at the election and risk of the Holder. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended and enough time should be allowed to assure timely delivery. Please indicate in this Consent Form to whom such payments should be made.

8. Reserved Rights. Notwithstanding anything to the contrary set forth in this Statement, Navigant reserves the right, at any time prior to the Expiration Time, to (i) terminate the Solicitation if Navigant files (or submits electronically for filing) the 2004 Annual Report and the First Quarter Report with the Commission and delivers the Compliance Certificate to the Trustee prior to the Expiration Time, (ii) waive in whole or in part any of the conditions to the Solicitation, subject to applicable law; or (iii) amend the terms of the Solicitation, whether or not the Requisite Consents have been received; provided that if Navigant considers an amendment to the Solicitation to be material, or if Navigant waives a material condition of the Solicitation, Navigant will, if required by law, extend the Solicitation for a period of five to ten business days. See “The Solicitation—Expiration Time; Extensions; Amendment.”

9. Revocation of Consent. Any Holder as of the Record Date may revoke any Consent given as to its Debentures or any portion of such Debentures (in integral multiples of $1,000) in accordance with the conditions and procedures for revocation of Consents provided below and in the Statement. A Consent shall be irrevocable from and after the Expiration Time. The transfer of Debentures will not have the effect of revoking any Consent theretofore validly given by a Holder of such Debentures, and each properly completed, executed and delivered Consent Form will be counted notwithstanding any subsequent transfer of the subject Debentures, unless the procedure for revoking Consent Forms described in the Statement and below have been complied with.

A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the back cover of the Statement and on the face of this Consent Form a written revocation of such Consent dated later than the date of the prior Consent. To be effective, a notice of revocation of Consent must (i) contain the name of the person who delivered the Consent Form, the Debenture numbers (if held in physical form) or the CUSIP numbers (if held through DTC) of the Debentures to which such revocation relates and the aggregate principal amount of Debentures represented by such revocation, (ii) be in the form of a subsequent Consent Form marked by hand “Against” the Reporting Amendment, Make-Whole Amendment and Waiver, (iii) be signed by the Holder thereof in the same manner as the Consent Form was signed (including any signature guarantee(s) if required by Instruction 6), and (iv) be received prior to the Expiration Time by the Tabulation Agent. Revocations of Consents shall be effective upon receipt by the Tabulation Agent.

The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Solicitation. Only a Holder as of the Record Date is entitled to revoke a Consent previously given. A Holder of an interest in Debentures held through a DTC Participant as of the Record Date must instruct such DTC Participant to revoke any Consent already given with respect to the Debentures. A revocation that is not received by the Tabulation Agent in a timely fashion and accepted by Navigant as a valid revocation will not be effective to revoke a Consent previously given.

A revocation of a Consent may be rescinded only by the execution and delivery of a new Consent Form. A Holder who has delivered a revocation may thereafter deliver a new Consent Form by following the “Consent Procedures” above at any time prior to the Expiration Time.

10. Waiver of Conditions. Navigant reserves the absolute right, subject to applicable law, to amend, waive or modify the terms of this Solicitation, as more fully described in the Statement.

11. Requests for Assistance or Additional Copies. Requests for assistance in filling out and delivering Consent Forms or for additional copies of the Statement and this Consent Form should be directed to the Tabulation Agent, whose address and telephone numbers are set forth on the face and on back cover of this Consent Form. Questions relating to the terms and conditions of this Solicitation should be directed to the Information Agent, whose addresses and telephone numbers are set forth on the back cover of the Statement, or to your broker, dealer, commercial bank or trust company. This Consent should be delivered only to the Tabulation Agent at the address set forth on the front page of this Consent Form or the back cover of the Statement.